       THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, November 14, 2008 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.033 per share to shareholders of record on November 13, 2008, payable November 26, 2008. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of the distributions or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

Distribution Estimates                           November 2008 (MTD)     Year-to-date (YTD) /(1)/
                                              ------------------------   ------------------------
                                                           Percentage                 Percentage
                                              Per Share    of Current    Per Share    of Current
                 (Sources)                      Amount    Distribution     Amount    Distribution
-------------------------------------------   ---------   ------------   ---------   ------------
Net Investment Income                           $0.007        22.3%        $0.086        22.3%
Net Realized Short-Term Capital Gains               --         0.0%         0.042        11.0%
Net Realized Long-Term Capital Gains                --         0.0%         0.003         0.8%
Return of Capital (or other Capital Source)      0.026        77.7%         0.254        65.9%
                                                ------       -----         ------       -----
Total Distribution                              $0.033       100.0%        $0.385       100.0%
                                                ======       =====         ======       =====

/(1)/ YTD February 1, 2008 to November 30, 2008. (The distribution paid on
      January 10, 2008 is reportable for tax on Form 1099 in 2007.)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to change based on tax regulations. You will receive a Form 1099-DIV for the calendar year that will explain how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's net asset value ("NAV") and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended October 31, 2008 /(2)/     2.87%
Current Fiscal YTD Annualized Distribution Rate /(3)/                                    11.82%

YTD Cumulative Total Return on NAV /(4)/                                                -12.13%
YTD Cumulative Distribution Rate /(5)/                                                    9.85%

/(2)/ Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

/(3)/ Current Fiscal YTD Annualized Distribution Rate is the Cumulative
      Distribution Rate annualized as a percentage of the Fund's NAV as of October 31, 2008.

/(4)/ YTD Cumulative Total Return on NAV is the percentage change in the Fund's
      NAV from January 1, 2008 to October 31, 2008, including distributions paid and assuming reinvestment of those distributions.

/(5)/ YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2008 to October 31, 2008 as a percentage of the Fund's NAV as of October 31, 2008.

     The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.

ZTR CUSIP: 989837109

                                                                       ZTR 11/08

       THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, December 11, 2008 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.032 per share to shareholders of record on December 11, 2008, payable December 24, 2008. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

Distribution Estimates                           December 2008 (MTD)     Year-to-date (YTD) /(1)/
                                              ------------------------   ------------------------
                                                           Percentage                 Percentage
                                              Per Share    of Current    Per Share    of Current
                 (Sources)                      Amount    Distribution     Amount    Distribution
-------------------------------------------   ---------   ------------   ---------   ------------
Net Investment Income                           $0.008        23.3%        $0.093        22.4%
Net Realized Short-Term Capital Gains               --         0.0%         0.042        10.2%
Net Realized Long-Term Capital Gains             0.003        10.2%         0.007         1.5%
Return of Capital (or other Capital Source)      0.021        66.5%         0.275        65.9%
                                                ------       -----         ------       -----
Total Distribution                              $0.032       100.0%        $0.417       100.0%
                                                ======       =====         ======       =====

/(1)/ YTD February 1, 2008 to December 10, 2008. (The distribution paid on
      January 10, 2008 is reportable for tax on Form 1099 in 2007)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended November 28, 2008 /(2)/     2.52%
Current Fiscal YTD Annualized Distribution Rate /(3)/                                     11.95%

YTD Cumulative Total Return on NAV /(4)/                                                 -13.42%
YTD Cumulative Distribution Rate /(5)/                                                    10.95%

/(2)/ Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

/(3)/ Current Fiscal YTD Annualized Distribution Rate is the Cumulative
      Distribution Rate annualized as a percentage of the Fund's NAV as of November 28, 2008.

/(4)/ YTD Cumulative Total Return on NAV is the percentage change in the Fund's
      NAV from January 1, 2008 to November 28, 2008, including distributions paid and assuming reinvestment of those distributions.

/(5)/ YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2008 to November 28, 2008 as a percentage of the Fund's NAV as of November 28, 2008.

     The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.

ZTR Cusip: 989837109

                                                                       ZTR 12/08